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                                                  EXHIBIT NO. 11

                                      Falcon Products, Inc. and Subsidiaries
                                     ---------------------------------------

                                      COMPUTATION OF NET EARNINGS PER SHARE
                                                   (Unaudited)

                                                              Thirteen Weeks Ended         Twenty-Six Weeks Ended
                                                            ------------------------      ------------------------
                                                            April 29,      April 30,      April 29,      April 30,
Primary Earnings Per Share:                                   1995           1994           1995           1994
- ---------------------------                                 ---------      ---------      ---------      ---------
Net earnings                                               $1,742,600     $1,451,646     $3,021,337     $2,387,513
                                                           ==========     ==========     ==========     ==========

Average number of common shares outstanding                 8,621,038      8,502,708      8,601,194      8,494,354

Assumed exercise of options (treasury stock method)           212,000        230,635        200,316        231,144
                                                           ----------     ----------     ----------     ----------

 Shares for primary computation                             8,833,038      8,733,343      8,801,510      8,725,498
                                                           ==========     ==========     ==========     ==========

Net earnings per share                                           $.20           $.17           $.34           $.27
                                                                 ====           ====           ====           ====


Fully Diluted Earnings Per Share:
- ---------------------------------

Net earnings                                               $1,742,600     $1,451,646     $3,021,337     $2,387,513
                                                           ==========     ==========     ==========     ==========

Average number of common shares outstanding                 8,621,038      8,502,708      8,601,194      8,494,354

Assumed exercise of options (treasury stock method)           212,000        230,635        200,316        231,144
                                                           ----------     ----------     ----------     ----------

 Shares for fully diluted computation                       8,833,038      8,733,343      8,801,510      8,725,498
                                                           ==========     ==========     ==========     ==========

Net earnings per share                                           $.20           $.17           $.34           $.27
                                                                 ====           ====           ====           ====

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